MASTER GUARANTEE
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                         AND LETTER OF CREDIT AGREEMENT
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                                                   Dated as of December 16, 2003


THIS MASTER GUARANTEE AND LETTER OF CREDIT AGREEMENT (this "Agreement") is entered into by and between WYETH (the "Applicant"), a Delaware corporation, and ABN AMRO Bank N.V. (together with its affiliates as set forth in Section 13.8, the "Bank").

The Applicant may from time to time request that the Bank issue bank guarantees in favor of third parties and one letter of credit for the account of the Applicant. It is understood and agreed that, without affecting the obligations of the Applicant hereunder, such guarantees will be issued to support potential claims against the Applicant's wholly owned subsidiary AHP Manufacturing B.V. ("AHP"). The Applicant agrees that, except as provided below, any such bank guarantee and such letter of credit shall be subject to the terms and provisions of this Agreement, and the Applicant further agrees with and for the benefit of the Bank as follows:

SECTION 1 CERTAIN DEFINITIONS. When used herein the following terms shall have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

Acceptable Letter of Credit means a direct-pay letter of credit (i) issued in the name of the Bank by a bank organized under the laws of a member state of the Organisation for Economic Co-Operation and Development if such bank has a long-term debt rating equal to or higher than A1 by Moody's and A+ by S&P, (ii) drawable upon presentation by the Bank to the issuing bank of a sight draft within five Business Days of its expiration date and payable on such expiration date, (iii) with a term no longer than 90 days from the date of its issuance and
(iv) the terms of which shall include provisions permitting the Bank to draw on such letter of credit at any time after the long-term debt rating of the issuing bank shall fall below any one of the ratings referred to in clause (i) above and such other terms as the Bank shall reasonably require.

Authorized Representative is defined in Section 6(g).

Business Day means any day on which the Bank is open for commercial banking business at its office in New York, New York.

Cash Collateral Account is defined in Section 5.1.

Cash Collateralization Event is defined in Section 11.1.

Collateralization Date is defined in Section 4.7.

Collateralization Request Deadline is defined in Section 4.7.

Credits means, collectively, the Guarantees and the Letter of Credit.

Event of Default means any of the events described in Section 12.1.

Financing Lease means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principles in effect in the United States of America from time to time to be capitalized on a balance sheet of the lessee.

Fee Rate is defined in Section 7(a).

Guarantee Obligation means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Applicant in good faith.

Guarantees means, collectively, the SVG Guarantee and all Third Party
Guarantees.

Indebtedness of any Person at any date means (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
(d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

Item means any draft, order, instrument, demand or other document drawn or presented, or to be drawn or presented, under any Credit.

ISP means at any time the most recent International Standby Practices issued by the Institute for International Banking Law & Practice, Inc.

Letter of Credit means the letter of credit issued by the Bank for the account of the Applicant pursuant to Section 3.1, as amended or otherwise modified from time to time.

Liabilities means all obligations of the Applicant to the Bank and its successors and assigns, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, arising out of or in connection with this Agreement, any Guarantee, any Letter of Credit or any instrument or document delivered in connection herewith or therewith.

Lien means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

Material Adverse Effect means a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Applicant, or the ability of the Applicant to perform its obligations under this Agreement, or the validity or enforceability of this Agreement or the rights or remedies of the Bank.

Moody's means Moody's Investors Service, Inc.

Moody's Rating means, at any time, the rating level (it being understood that numerical modifiers and (+)(-) modifiers shall constitute rating levels) then assigned by Moody's to the Applicant's senior unsecured long-term debt.

Permitted Investments means investments satisfying the requirements of Annex 1 hereto.

Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

Prime Rate means the rate per annum established by the Bank from time to time as its "Prime Rate" for loans to its commercial customers. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

Request means, at any time, a request (which shall be in writing, including by facsimile) for a Third Party Guarantee to be issued by the Bank, which request shall consist of (i) a letter from the Applicant (signed by an Authorized Representative of the Applicant), specifying (a) the requested issuance date,
(b) the name and contact information of the Person to whom such Third Party Guarantee is to be delivered and (c) the manner of such delivery, and (ii) a joint letter from the Applicant (signed by an Authorized Representative of the Applicant) and SVG authorizing or consenting to such issuance and specifying (a) the name of each third party in favor of which the respective Third Party Guarantee is requested to be issued and (b) the maximum amount covered by such Third Party Guarantee.

S&P means Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc.

S&P Rating means, at any time, the rating level (it being understood that numerical modifiers and (+)(-) modifiers shall constitute rating levels) then assigned by S&P to the Applicant's senior unsecured long-term debt.

Significant Subsidiary means any subsidiary of the Applicant that satisfies the requirements of Rule 1-02(w) of Regulation S-X as adopted by the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934 as in force on the date of this Agreement.

SVG means Schuurmans & Van Ginneken B.V.

SVG Guarantee means (i) initially, a bank guarantee in substantially the form of Exhibit A hereto and (ii) after the issuance of the first Third Party Guarantee, a bank guarantee in substantially the form of Exhibit B hereto, in each case issued by the Bank in favor of SVG.

Third Party Guarantee means a bank guarantee in substantially the form of Exhibit C hereto (with such changes as the Applicant, the third party, SVG and the Bank shall reasonably agree to) issued by the Bank in favor of the third party or parties specified in the Request therefor.

UCC means at any time the Uniform Commercial Code as then in effect in the State of New York.

UCP means at any time the most recent Uniform Customs and Practice for Documentary Credits issued by the International Chamber of Commerce.

Unmatured Event of Default means any event which if it continues uncured will, with lapse of time or notice or both, constitute an Event of Default.

SECTION 2   GUARANTEES

2.1 Issuance of Guarantees. Subject to the terms and conditions of this Agreement, (i) not later than close of business, Rotterdam, The Netherlands time, on December 18, 2003 the Bank shall issue the SVG Guarantee and, provided that the Bank has received a written notice from SVG indicating the contact information of the Person who should receive the SVG Guarantee, deliver the SVG Guarantee by courier to such Person and (ii) following receipt by the Bank at its office in Rotterdam, The Netherlands of any Request, the Bank shall issue a Third Party Guarantee in favor of the third party or parties specified in such Request.

2.2 Certain Terms of Guarantees. The aggregate maximum amount covered by the SVG Guarantee and all Third Party Guarantees issued by the Bank hereunder shall not exceed EUR135,000,000 at any time outstanding. No Guarantee shall expire later than December 10, 2018.

2.3 Procedure for Issuance of Third Party Guarantees. Subject to receipt by the Bank at its office in Rotterdam, The Netherlands, not later than three Business Days prior to the date of a proposed issuance of any Third Party Guarantee (or such later date as the Bank shall agree) of a Request for the issuance of such Third Party Guarantee and subject to receipt (at the time such Third Party Guarantee is to be issued) by the Bank at its office in Rotterdam, The Netherlands, of the original of the then outstanding SVG Guarantee for replacement, the Bank shall (i) deliver to the Person indicated in the Request the new Third Party Guarantee and (ii) replace the then outstanding SVG Guarantee with a new SVG Guarantee in substantially the form of Exhibit B hereto, which shall specify the name of each third party to whom Third Party Guarantees have theretofore been issued and the maximum amount covered by each such Third Party Guarantee. A Request may be sent by facsimile, by United States mail, by overnight courier, by personal delivery or by any other means acceptable to the Bank. If a Third Party Guarantee is to have changes from, or is to be in a different form from, Exhibit C hereto, such changes or other form shall be agreed upon between the Applicant, the third party, SVG, and both branches of the Bank before the Request is furnished.

SECTION 3 ISSUANCE OF LETTER OF CREDIT. Subject to the terms and conditions of this Agreement, the Bank shall issue a Letter of Credit substantially in the form of Exhibit D hereto in the amount of EUR135,000,000 not later than December 17, 2003.

SECTION 4   REIMBURSEMENT OBLIGATIONS; RESPONSIBILITIES, ETC.

4.1 Reimbursement Obligations. The Applicant hereby agrees to reimburse the Bank forthwith upon demand in an amount equal to any payment or disbursement made by the Bank under any Guarantee, any Letter of Credit or any time draft issued pursuant thereto, together with interest on the amount so paid or disbursed by the Bank from and including the date of payment or disbursement to but not including the date the Bank is reimbursed by the Applicant at a rate equal to the Prime Rate from time to time in effect plus 2% per annum (or, if less, the maximum rate permitted by applicable law). Without limiting the obligations of the Applicant hereunder to reimburse the Bank for any payments or disbursements by the Bank under the Letter of Credit, it is acknowledged and agreed that if any such payment or disbursement under the Letter of Credit is made to reimburse the Bank for a payment or disbursement under a Guarantee, then the obligation of the Applicant to reimburse the Bank for such payment or disbursement under the Guarantee shall be discharged to the extent of such payment or disbursement under the Letter of Credit. The obligation of the Applicant to reimburse the Bank under this Section 4 for payments and disbursements made by the Bank under any Guarantee, any Letter of Credit or any time draft issued pursuant thereto shall be absolute and unconditional under any and all circumstances, including, without limitation, the following:

(a) any failure of any Item presented under any Credit to comply strictly with the terms of such Credit;

(b) the legality, validity, regularity or enforceability of any Credit or of any Item presented thereunder;

(c) any defense based on the identity of the transferee of any Credit or the sufficiency of the transfer if such Credit is transferable;

(d) the existence of any claim, set-off, defense or other right that the Applicant may have at any time against any beneficiary or transferee of any Credit, the Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

(e) any Item presented under any Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(f) honor of a demand for payment presented electronically even if any Credit requires that demand be in the form of a draft;

(g) waiver by the Bank of any requirement that exists for the Bank's protection and not the protection of the Applicant or any waiver by the Bank which does not in fact materially prejudice the Applicant;

(h) any payment made by the Bank in respect of an Item presented after the date specified as the expiration date of, or the date by which documents must be received under, any Credit if payment after such date is authorized by the ISP, the UCC or the UCP, as applicable; or

(i) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided that the Applicant shall not be obligated to reimburse the Bank for any wrongful payment or disbursement made by the Bank under any Guarantee, any Letter of Credit as a result of any act or omission constituting gross negligence, bad faith or willful misconduct on the part of the Bank.

4.2 Discrepancies. (a) The Applicant agrees that it will promptly examine any and all instruments and documents delivered to it from time to time in connection with any Credit, and if the Applicant has any claim of non-compliance with its instructions or of discrepancies or other irregularity, the Applicant will immediately (and, in any event, within three Business Days after delivery thereof) notify the Bank thereof in writing, and the Applicant shall be deemed to have waived any claim against the Bank unless such notice is given within such time period. Without limiting the foregoing, if the Bank makes any payment or disbursement under a Credit and the Applicant does not send a notice to the Bank within three Business Days objecting to such payment or disbursement and specifying in reasonable detail the discrepancy or irregularity which is the basis for such objection, then the Applicant shall be precluded from making any objection to the Bank's honor of the presentation with respect to which such payment or disbursement was made (but shall not be precluded from asserting any objection to any different presentation under the same or a different Credit).

(b) The Applicant's acceptance or retention of any documents presented under or in connection with a Credit (including originals or copies of documents sent directly to the Applicant) or of any property for which payment is supported by a Credit shall ratify the Bank's honor of the documents and absolutely preclude the Applicant from raising a defense or claim with respect to the Bank's honor of the relevant presentation.

4.3 Documents. The Applicant agrees that the Bank and its correspondents: (a) may accept as complying with the applicable Credit any Item drawn, issued or presented under such Credit which is issued or purportedly issued by an agent, executor, trustee in bankruptcy, receiver or other representative of the party identified in such Credit as the party permitted to draw, issue or present such Item; and (b) may in its or their discretion, but shall not be obligated to, accept or honor (i) any Item which substantially complies with the terms of the applicable Credit; (ii) any Item which substantially complies under the laws, rules, regulations and general banking or trade customs and usages of the place of presentation, negotiation or payment; (iii) drafts which fail to bear any or adequate reference to the applicable Credit; (iv) any Item presented to the Bank after the stated expiration date of a Credit but within any applicable time period during which such Credit may be honored in accordance with the UCP, the UCC and/or the ISP, as applicable (and, in any event, any Item presented to the Bank on the Business Day immediately following the stated expiration date of any Credit, if such stated expiration date falls on a day which is not a Business
Day); or (v) any Item which substantially complies with the requirements of the UCP, the UCC and/or the ISP, as applicable. In determining whether to pay under any Credit, the Bank shall have no obligation to the Applicant or any other Person except to confirm that the Items required to be delivered under such Credit appear to have been delivered and appear on their face to substantially comply with the requirements of such Credit. For purposes of the foregoing, an Item "substantially complies" unless there are discrepancies in the presentation which appear to be substantial and which reflect corresponding defects in the beneficiary's performance in the underlying transaction. A discrepancy is not substantial if it is unrelated or immaterial to the nature or amount of the Applicant's loss. For example, documents honored by the Bank that do not comply with the timing requirements of the Credit for presenting or dating any required beneficiary statement nonetheless substantially comply if those timing requirements are not material in determining whether the underlying agreement has been substantially performed or violated.

4.4 Exculpation. In addition to the exculpatory provisions contained in the UCP, the UCC and/or the ISP, as applicable, the Bank and its correspondents shall not be responsible for, and the Applicant's obligation to reimburse the Bank shall not be affected by, (a) compliance with any law, custom or regulation in effect in the country of issuance, presentation, negotiation or payment of any Letter of Credit, (b) any refusal by the Bank to honor any Item because of an applicable law, regulation or ruling of any governmental agency, whether now or hereafter in effect, (c) any action or inaction required or permitted under the UCC, the UCP, the ISP or the United Nations Convention on Independent Guarantees and Stand-by Letters of Credit, in each case as applicable, or (d) any act or the failure to act of any agent or correspondent of the Bank, including, without limitation, failure of any such agent or correspondent to pay any Item because of any law, decree, regulation, ruling or interpretation of any governmental agency, unless due to the gross negligence, bad faith or willful misconduct of the Bank.

4.5 Risks. The Applicant assumes all risks of the acts or omissions of any beneficiary or transferee of any Credit (it being understood that such assumption is not intended to, and shall not, preclude the Applicant from pursuing any right or remedy it may have against any such beneficiary or transferee). The Applicant further agrees that any action or omission by the Bank under or in connection with any Credit or any related Item, document or property shall, unless in breach of good faith or in the event of gross negligence or willful misconduct, be binding on the Applicant and shall not put the Bank under any resulting liability to the Applicant. Without limiting the foregoing, the Applicant agrees that in no event shall the Bank be liable for incidental, consequential, punitive, exemplary or special damages.

4.6 Limitation on Bank's Obligations. Without limiting any other provision herein, the Bank is expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of any Credit without regard to, and without any duty on the part of the Bank to inquire into, the existence of any dispute or controversy between any of the Applicant, the beneficiary of any Credit or any other Person, or the respective rights, duties or liabilities of any of them, or whether any facts represented in any Item presented under a Credit are true or correct. Furthermore, the Applicant agrees that the Bank's obligation to the Applicant shall be limited to honoring requests for payment made under and in compliance with the terms of any Credit, and the Bank's obligation remains so limited even if the Bank has prepared or assisted in the preparation of the wording of any Credit or any Item required to be presented thereunder and even if the Bank is otherwise aware of the underlying transaction giving rise to any Credit.

4.7 Collateralization Date. If on or prior to October 1, 2005 (the "Collateralization Request Deadline") the Bank delivers written notice to the Applicant requesting cash collateralization of the Letter of Credit, then, by not later than December 15, 2005 (the "Collateralization Date") the Applicant shall either (i) deliver to the Bank cash collateral in an amount equal to the maximum amount available to be drawn under the Letter of Credit or such lesser amount as the Bank may specify in its demand, such cash collateral to be held, invested, administered and applied as provided in Section 5 hereof or (ii) deliver to the Bank an Acceptable Letter of Credit in an amount equal to the maximum amount available to be drawn under the Letter of Credit. If the notice referred to in the foregoing sentence is not delivered to the Applicant on or prior to the Collateralization Request Deadline, the Collateralization Date shall automatically be extended to December 15, 2006, provided that the obligation described in the preceding sentence of the Applicant to deliver to the Bank cash collateral or an Acceptable Letter of Credit not later than such extended Collateralization Date shall not be subject to the Bank's delivery of any notice to the Applicant. For the avoidance of doubt, the Bank may present a sight draft to the issuing bank of any such Acceptable Letter of Credit delivered pursuant to this Section 4.7 at any time within five Business Days prior to its expiration date.

SECTION 5   CASH COLLATERAL ACCOUNT

5.1 Cash Collateral Account. If the Applicant becomes obligated to deliver to the Bank cash collateral in accordance with Section 4.7, Section 11.2 or Section 12.2, the Applicant shall deposit such cash collateral into an account to be called "Wyeth Cash Collateral Account" (the "Cash Collateral Account") established in the name of the Applicant and maintained at the principal London office of the Bank.

5.2 Grant of Security Interest. As security for the prompt payment in full when due of the Liabilities, the Applicant hereby charges in favor of the Bank all of the Applicant's right, title and interest in, to and under (i) the Cash Collateral Account, (ii) all cash from time to time on deposit in the Cash Collateral Account and (iii) the products and proceeds thereof (together with the cash from time to time on deposit in the Cash Collateral Account, the "Deposit"), all with full title guarantee and by way of first fixed charge. This Agreement shall constitute notice to the Bank of the charge constituted by this
Section 5.2.

5.3 Set-Off. The Bank shall be entitled, without prior notice to the Applicant, to set-off or transfer all or part of the Deposit in or towards satisfaction of any of the Liabilities when they are due and payable but unpaid.

5.4 The Deposit. Unless the Bank otherwise agrees in writing, the Deposit will be maintained on the basis that it will mature on the first date on which (a) there are no Liabilities and (b) the Bank is under no obligation (actual or contingent) to issue any Guarantees or provide other financial accommodation which, if issued or provided, would give rise to any Liabilities, provided, however, that if at the close of business in London on any date on which any of the Liabilities shall have become due and payable any of them remain unpaid, the Deposit shall then mature to the extent of an amount equal to the amount of such Liabilities remaining unpaid (or, if less, the amount of the Deposit). The Bank shall be entitled, when the Deposit matures and at any time thereafter, to exercise in relation thereto any rights of set-off, combination or consolidation to which it is entitled under this Agreement or by law.

5.5 Restrictions on Assignment. The Applicant's rights in relation to the Cash Collateral Account and the Deposit are incapable of assignment or other disposal and of being made the subject of any encumbrance or other security interest save one in favor of the Bank, and the Applicant agrees that it will not purport to assign or otherwise dispose thereof, or create or permit to subsist any encumbrance or other security interest on or in relation thereto, save with the prior written consent of the Bank.

5.6 Miscellaneous. This Agreement shall remain in full force and effect as a continuing arrangement until it terminates in accordance with Section 13.12. All payments made by the Applicant to the Bank at any time after the Bank receives notice of the purported creation of any subsequent mortgage, assignment, charge or other interest affecting the Cash Collateral Account or the Deposit shall be treated as having been credited to a new account of the Applicant and not as having been applied in reduction of the Liabilities as at the time of that notice.

5.7 Investment of Balance in Cash Collateral Account. The cash balance standing to the credit of the Cash Collateral Account may be invested from time to time in such Permitted Investments as the Applicant shall determine, which Permitted Investments shall be held in the name of the Applicant or the Bank and be under the control of the Bank, if the Applicant and the Bank have entered into a charge agreement pursuant to which (i) the Bank has a valid and perfected security interest subject to no equal or prior lien in such Permitted Investments and (ii) the Bank is entitled, at any time and from time to time after the occurrence and during the continuance of an Event of Default or Unmatured Event of Default, in its sole discretion to elect to liquidate any such Permitted Investments and exercise, with respect to the proceeds of any such liquidation, any rights of set-off, combination or consolidation to which it is entitled under this Agreement or by law with respect to the Deposit, provided that the Bank shall incur no liability toward the Applicant or any of its affiliates merely by reason of obtaining a rate of return on such Permitted Investments which is lower than the rate the Applicant or such affiliates might otherwise have obtained.

5.8 No Waiver. It is understood and agreed that no delay on the part of the Bank in demanding cash collateral pursuant to Section 11.2 or Section 12.2, and no demand for an amount of cash collateral which is less than the maximum amount thereby authorized, shall be deemed a waiver of the Bank's right to make subsequent demand in accordance therewith.

5.9 Return of Cash Collateral. Unless an Event of Default or Unmatured Event of Default shall have occurred and be continuing, the Bank shall (i) promptly return to the Applicant cash collateral received by the Bank pursuant to Section
4.7 if and to the extent that the Letter of Credit expires unpaid, is returned to the Bank for cancellation or is reduced, (ii) promptly return to the Applicant cash collateral received by the Bank pursuant to Section 11.2 upon the Moody's Rating and the S&P Rating rising to a rating level equal or higher than the rating level in effect immediately prior to the first occurrence of a Cash Collateralization Event and (iii) within five Business Days after the end of each fiscal quarter of the Applicant, remit to the Applicant any amounts on deposit in the Cash Collateral Account which exceed the maximum amount available to be drawn under the Letter of Credit.

5.10 Top-Up Events. If at any time (i) the Applicant is required hereunder to make Deposits in the Cash Collateral Account and (ii) the aggregate amount of such Deposits is less than the maximum amount available to be drawn under the Letter of Credit, then the Bank may demand that the Applicant deliver to the Bank, within five Business Days of such demand, cash collateral in an amount sufficient so that the aggregate amount of the Deposits equals the maximum amount available to be drawn under the Letter of Credit, such cash collateral to be held, invested, administered and applied as provided in this Section 5.

5.11 Further Assurances. The Applicant agrees that, from time to time upon the written request of the Bank, the Applicant will execute and deliver such further documents and do such other acts and things as the Bank may reasonably request in order to fully effect the purposes of this Section.

SECTION 6 REPRESENTATIONS AND WARRANTIES. The Applicant represents and warrants to the Bank that:

(a) Organization, etc. The Applicant is duly organized or formed, validly existing and (to the extent applicable under the laws of the relevant jurisdiction) in good standing under the laws of the jurisdiction of its organization or formation, and the Applicant is duly qualified and in good standing as a foreign entity authorized to do business in each other jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such qualifications the absence of which would not reasonably be expected to have a Material Adverse Effect.

(b) Authorization; No Conflict. The Applicant's execution and delivery of this Agreement and each Request, the Applicant's procurement of the issuance of Guarantees in favor of third parties and Letter of Credit for its account hereunder and the Applicant's performance of its obligations under this Agreement and each Request are within the organizational powers of the Applicant, have been duly authorized by all necessary organizational action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with, or result in or require the imposition of any lien or security interest under, any provision of law or of the charter or by-laws of the Applicant or of any indenture, loan agreement or other contract, or any judgment, order or decree which is binding upon the Applicant.

(c) Validity and Binding Nature. This Agreement is, and upon delivery to the Bank each Request will be, the legal, valid and binding obligation of the Applicant, enforceable against the Applicant in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general application affecting the rights of creditors generally, and to general principles of equity.

(d) Approvals. No material authorization, approval or consent of, or notice to or filing with, any governmental or regulatory authority is required to be made in connection with the execution and delivery by the Applicant of this Agreement or the issuance of any Guarantee in favor of third parties or any Letter of Credit for the account of the Applicant pursuant hereto.

(e) Existing Revolver. Each of the Representations and Warranties contained in the 3-Year Credit Agreement dated as of March 3, 2003, among the Applicant, the Lenders party thereto (including the Bank), the Co-Lead Arrangers and Joint Book Managers party thereto, the Syndication Agent party thereto, the Co-Documentation Agents party thereto and JPMorgan Chase Bank, as Administrative Agent, as in effect on the date hereof, is true and correct in all material respects as if made on the date of this Agreement.

(f) No Default. No Event of Default or Unmatured Event of Default has occurred and is continuing.

(g) Incumbency Certificate. The Applicant shall provide to the Bank on the date hereof a certificate (an "Incumbency Certificate") specifying the name and title, and including a specimen signature, of each representative of the Applicant who is authorized to execute a Request on behalf of the Applicant (each, an "Authorized Representative"). The Applicant agrees that (i) unless previously notified in writing to the contrary by the Applicant, the Bank may rely on such certificate for purposes of determining whether any Request delivered to the Bank has been authorized by the Applicant and (ii) at any time the Applicant wishes to designate a new Authorized Representative, the Applicant shall deliver to the Bank a new Incumbency Certificate including the names, titles and specimen signatures of all Authorized Representatives. Any determination by the Bank based on an Incumbency Certificate that a Request has been authorized by the Applicant shall be conclusive absent manifest error, regardless of a change in title of the Authorized Representative executing such Request.

SECTION 7 FEES. (a) The Applicant shall pay to the Bank a fee for the issuance and maintenance of the Letter of Credit at a rate per annum (the "Fee Rate") calculated on the maximum amount available from time to time to be drawn under the Letter of Credit in accordance with the following schedule (provided that, at any time the Applicant delivers to the Bank (i) pursuant to Section 4.7, an Acceptable Letter of Credit, or (ii) pursuant to Section 4.7, Section 11.2 or
Section 12.2 cash collateral in an amount equal to the maximum amount available to be drawn under the Letter of Credit, the Fee Rate shall be the applicable rate indicated in the column labeled "Cash Collateralized Fee Rate"):

--------------------------------------------------------------------------------
Moody's Rating        S&P Rating         Fee Rate       Cash Collateralized Fee
                                                                  Rate
--------------------------------------------------------------------------------
 A 2 or above         A or above       0.500% p.a.            0.125% p.a.
--------------------------------------------------------------------------------
      A 3                 A-           0.750% p.a.            0.150% p.a.
--------------------------------------------------------------------------------
     Baa 1               BBB+          1.000% p.a.            0.175% p.a.
--------------------------------------------------------------------------------
     Baa 2               BBB           1.250% p.a.            0.200% p.a.
--------------------------------------------------------------------------------
Baa 3 or below      BBB- or below      1.500% p.a.            0.225% p.a.
--------------------------------------------------------------------------------
Such fees shall be payable on the last Business Day of each consecutive calendar quarter, commencing on the first such day to occur after the date hereof. In case of a split Moody's and S&P Rating, the higher rating shall prevail, unless the difference is two levels or more, in which case a rating which is one level above the lower rating shall prevail. The Fee Rate shall change as and when a relevant change shall occur in the Moody's Rating or the S&P Rating.

   (b) The Applicant agrees to pay the Bank all other reasonable fees of the Bank (at the rates specified by the Bank from time to time in schedules delivered by the Bank to the Applicant) with respect to each Letter of Credit (including, without limitation, all fees associated with any amendment to, drawing under, banker's acceptance pursuant to, or transfer of a Letter of Credit), such fees to be payable on demand by the Bank therefor.

   (c) Without limiting the obligations of the Applicant hereunder, the Applicant hereby requests that the Bank, and the Bank agrees to, send invoices for fees directly to AHP.

SECTION 8 COMPUTATION OF INTEREST AND FEES. All interest and fees hereunder shall be computed for the actual number of days for which such interest or fees are due elapsed on the basis of a year of 365 days (in the case of interest) or 360 days (in the case of fees). The interest rate applicable to Guarantee and Letter of Credit reimbursement obligations shall change simultaneously with each change in the Prime Rate.

SECTION 9 MAKING OF PAYMENTS. (a) All payments of principal of, or interest on, letter of credit reimbursement obligations, all payments of fees and all other payments hereunder shall be made by the Applicant in Euros and in immediately available funds to the Bank at its principal office in Chicago not later than 12:30 P.M., Chicago time, on the date due, and funds received after that time shall be deemed to have been received by the Bank on the next Business Day. If any payment of principal, interest or fees falls due on a day which is not a Business Day, then such due date shall be extended to the next Business Day, and additional interest shall accrue and be payable for the period of such extension.

     (b) The Applicant irrevocably agrees that the Bank or any affiliate thereof may (but neither the Bank nor any such affiliate shall be obligated to) debit any deposit account of the Applicant in an amount sufficient to pay any fee, reimbursement obligation or other amount that is due and payable hereunder. The Bank or the applicable affiliate shall promptly notify the Applicant of any such debit (but failure of the Bank or any such affiliate to do so shall not impair the effectiveness thereof or impose any liability on the Bank or such affiliate).

     (c) The Applicant shall reimburse the Bank for each payment under a Letter of Credit in the same currency in which such payment was made; provided that, if the Bank so requests (in its sole discretion), the Applicant shall reimburse the Bank in United States dollars for any payment under a Letter of Credit made in a foreign currency at the rate at which the Bank could sell such foreign currency in exchange for United States dollars for transfer to the place of payment of such payment or, if there is no such rate, the United States dollar equivalent of the Bank's actual cost of settlement. The Applicant agrees to pay the Bank on demand in United States dollars such amounts as the Bank may be required to expend to comply with any and all governmental exchange regulations now or hereafter applicable to the purchase of foreign currency.

     (d) All payments by the Applicant hereunder shall be made free and clear of and without deduction for any present or future taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Bank's net income or receipts (such non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by the Bank hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Applicant will

          (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (ii) promptly forward to the Bank an official receipt or other documentation reasonably satisfactory to the Bank evidencing such payment to such authority; and

          (iii) pay to the Bank such additional amount as is necessary to ensure that the net amount actually received by the Bank will equal the full amount the Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Bank or on any payment received by the Bank hereunder, the Bank may pay such Taxes and the Applicant shall promptly pay such additional amount (including any penalty, interest or expense) as is necessary in order that the net amount received by the Bank after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Bank would have received had no such Taxes been asserted.

If the Applicant fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Applicant shall indemnify the Bank for any incremental Tax, interest, penalty or expense that may become payable by the Bank as a result of such failure.

SECTION 10 INCREASED COSTS. If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request, guideline or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

(a) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank's or such controlling corporation's policies with respect to capital adequacy) the Bank determines that the amount of such capital is increased as a consequence of this Agreement or the Credits; or

(b) imposes, modifies or deems applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank with respect to letters of credit or guarantees, or imposes on the Bank any other condition affecting this Agreement or any Credit, and the Bank determines that the result of any of the foregoing is to increase the cost to, or to impose a cost on, the Bank of issuing or maintaining any Credit or of making any payment or disbursement under any Credit, or to reduce the amount of any sum receivable by the Bank under this Agreement;

then within ten Business Days after demand by the Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand and a calculation thereof in reasonable detail), the Applicant shall pay directly to the Bank such additional amount as will compensate the Bank for such increased capital requirement, such increased cost or such reduction, as the case may be. Determinations and statements of the Bank pursuant to this Section 10 shall be conclusive absent manifest error, and the provisions of this Section 10 shall survive termination of this Agreement.

SECTION 11  CASH COLLATERALIZATION EVENTS AND THEIR EFFECT.

     11.1 Cash Collateralization Events. Each of the following shall constitute a Cash Collateralization Event under this Agreement:

          11.1.1 the Moody's Rating shall fall below Baa 1 and the S&P Rating shall fall below BBB+; or

          11.1.2 either the Moody's Rating or the S&P Rating shall, in a single event, fall two or more rating levels to a level below Baa 1 or BBB+ (as the case may be).

     11.2 Effect of Cash Collateralization Event. If any Cash Collateralization Event shall occur and be continuing, the Bank may demand that the Applicant deliver to the Bank, within ten Business Days of such demand, cash collateral in an amount equal to the maximum amount available to be drawn under the Letter of Credit, whereupon the Applicant shall immediately become obligated to deliver to the Bank within ten Business Days cash collateral in an amount equal to the maximum amount available to be drawn under Letter of Credit, such cash collateral to be held, invested, administered and applied as provided in Section 5 hereof.

SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.

     12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

          12.1.1 Non-Payment of Liabilities, etc. Default in the payment when due of any principal of any Liabilities; or default, and continuance thereof for five days after notice thereof from the Bank, in the payment when due of any interest on any Liabilities, fees or other amounts payable by the Applicant hereunder.

          12.1.2 Bankruptcy, etc. The Applicant or any guarantor of the Liabilities shall become insolvent or admit in writing its inability to pay debts as they mature, or the Applicant or any such guarantor shall apply for, consent to or acquiesce in the appointment of a trustee or receiver, or in the absence of such application, consent or acquiescence, a trustee or receiver is appointed for the Applicant or any such guarantor, or any proceeding under any bankruptcy or insolvency law or any dissolution or liquidation proceeding is instituted by or against the Applicant or any such guarantor and, if instituted against the Applicant or such guarantor, remains for 60 days undismissed, or any writ of attachment is issued against any substantial portion of the Applicant's or any such guarantor's property and is not released within 60 days of service, or the Applicant or any such guarantor takes any action to authorize, or in furtherance of, any of the foregoing.

          12.1.3 Cross Default. The Applicant or any of its Significant Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Liabilities) in a principal amount outstanding of at least $100,000,000 in the aggregate for the Applicant and its Significant Subsidiaries or in the payment of any matured Guarantee Obligation in a principal amount outstanding of at least $100,000,000 in the aggregate for the Applicant and its Significant Subsidiaries beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness in a principal amount outstanding of at least $100,000,000 in the aggregate for the Applicant and its Significant Subsidiaries or Guarantee Obligation in a principal amount outstanding of at least $100,000,000 in the aggregate for the Applicant and its Significant Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable.

          12.1.4 Representations and Warranties. Any representation or warranty made by the Applicant herein or in any writing furnished in connection with or pursuant to this Agreement shall be false or misleading in any material respect on or as of the date made.

          12.1.5 Cash Collateralization Event. A Cash Collateralization Event shall have occurred and be continuing and the Applicant, after being demanded therefor by the Bank, shall have failed to deliver to the Bank within ten Business Days cash collateral in an amount equal to the maximum amount available to be drawn under the Letter of Credit.

          12.1.6 Top-Up Events. An event described in Section 5.10 shall occur and the Applicant, after being demanded therefor by the Bank, shall have failed to deliver to the Bank, within five Business Days of such demand, cash collateral in an amount sufficient so that the aggregate amount of the Deposits equals the maximum amount available to be drawn under the Letter of Credit.

     12.2 Effect of Event of Default. If any Event of Default described in
Section 12.1.2 shall occur, all outstanding Liabilities shall immediately become due and payable and the Applicant shall immediately become obligated to deliver to the Bank cash collateral in an amount equal to the maximum amount available to be drawn under the Letter of Credit; and if any other Event of Default shall occur, the Bank may declare all outstanding Liabilities to be due and payable and may demand that the Applicant immediately deliver to the Bank cash collateral in an amount equal to the maximum amount available to be drawn under the Letter of Credit, whereupon all outstanding Liabilities shall become immediately due and payable and the Applicant shall immediately become obligated to deliver to the Bank cash collateral in an amount equal to the maximum amount available to be drawn under the Letter of Credit. All cash collateral required to be delivered pursuant to this Section 12.2 shall be held, invested, administered and applied as provided in Section 5 hereof. The Bank shall promptly advise the Applicant of any such declaration, but failure to do so shall not impair the effect of such declaration.

SECTION 13  GENERAL.

13.1 Waiver; Amendments. No delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Credit issued hereunder shall be effective unless the same shall be in writing and signed and delivered by the Bank and the Applicant, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.2 Notices. (a) Except as otherwise expressly provided herein, all notices hereunder shall be in writing (including facsimile and electronic transmission, which shall be considered original writings). Notices given by mail shall be deemed to have been given three Business Days after the date sent if sent by registered or certified mail, postage prepaid, to the applicable party at its address shown below its signature hereto or at such other address as such party may, by written notice received by the other party to this Agreement, have designated as its address for notices. Notices given by facsimile or electronic transmission shall be deemed to have been given when sent. Notices sent by any other means shall be deemed to have been given when received (or when delivery is refused).

(b) The Bank may rely on any writing (including any facsimile, any electronic transmission or any information on a computer disk or similar medium which may be reduced to writing), that the Bank believes in good faith to have been received from an authorized officer, employee or representative of the Applicant, and the Bank shall not be liable for any action taken in good faith with respect to any writing, message or instruction from an unauthorized person. The Bank shall not be under any duty to verify the identity of any person submitting any Request or other writing or making any other communication hereunder. Notwithstanding the foregoing, the Bank is not obligated to recognize the authenticity of any request to issue, amend, honor or otherwise act on any Credit issued hereunder that is not evidenced to the Bank's satisfaction by a writing originally signed by a person the Applicant has certified is authorized to act for the Applicant hereunder or by a message or instruction authenticated to the Bank's satisfaction.

13.3 Costs, Expenses and Taxes; Indemnification. (a) The Applicant agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Bank (including the reasonable fees and charges of counsel for the Bank) in connection with (i) the enforcement of this Agreement and the Liabilities and (ii) the creation, perfection, maintenance, termination and release of the Bank's security interest in the Cash Collateral Account and the Deposit. In addition, the Applicant agrees to pay, and to save the Bank harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution, delivery or enforcement of this Agreement, the issuance of Credits hereunder, or the issuance of any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith.

(b) The Applicant agrees to indemnify the Bank and each of its affiliates and each of their respective officers, directors, employees and agents (each an "Indemnified Party") against, and to hold each Indemnified Party harmless from, any and all actions, causes of action, suits, losses, costs, damages, expenses (including reasonable attorneys' fees and charges, expert witness fees and other dispute resolution expenses) and other liabilities (collectively the "Indemnified Liabilities") incurred by any Indemnified Party as a result of, or arising out of, or relating to, this Agreement or any Credit (and without regard to whether the applicable Indemnified Party is a party to any proceeding out of which such Indemnified Liabilities arise), except to the extent that a court of competent jurisdiction determines in a final, non-appealable order that any Indemnified Liability resulted directly from the gross negligence or willful misconduct of such Indemnified Party. Without limiting the generality of the foregoing sentence, the term "Indemnified Liabilities" includes any claim or liability in which an advising, confirming or other nominated bank, or a beneficiary requested to issue its own undertaking, seeks to be reimbursed, indemnified or compensated. If and to the extent the foregoing undertaking may be unenforceable for any reason, the Applicant agrees to make the maximum contribution to the payment of each of the Indemnified Liabilities which is permitted under applicable law.

(c) Without limiting clause (b), the Applicant agrees to indemnify the Bank, and to hold the Bank harmless from, any loss or expense incurred by the Bank as a result of any judgment or order being given or made for the payment of any amount due hereunder in a particular currency (the "Currency of Account") and such judgment or order being expressed in a currency (the "Judgment Currency") other than the Currency of Account and as a result of any variation having occurred in the rate of exchange between the date which such amount is converted into the Judgment Currency and the date of actual payment pursuant thereto. The foregoing indemnity shall constitute a separate and independent obligation of the Applicant.

(d) All obligations provided for in this Section 13.3 shall survive any termination of this Agreement.

13.4 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

13.5 Governing Law. This Agreement shall be a contract made under and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State, provided that Sections 5.2 through 5.6 shall be governed by and construed in accordance with English law. Except to the extent inconsistent with such state law or otherwise expressly stated in the Letter of Credit, the Letter of Credit and this Agreement also are subject to the terms of the ISP. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Applicant and rights of the Bank expressed herein shall be in addition to and not in limitation of those provided by applicable law.

13.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

13.7 Successors and Assigns. This Agreement shall be binding upon the Applicant and its successors and assigns, provided that the Applicant may not assign any of its rights or obligations hereunder without the prior written consent of the Bank.

13.8 Right of Bank to Act through Branches and Affiliates. The Bank may cause any Letter of Credit requested by the Applicant to be issued by a branch or affiliate of the Bank, and all references to the "Bank" herein or in any related document shall include each applicable branch or affiliate.

13.9 Confidentiality. Each party agrees not to disclose, not to make any public announcements, or to issue any press release or any other form of communication regarding this Agreement or the transactions contemplated hereby ("Disclosure") without the prior written consent of the other party, except if Disclosure is required by law or by governmental authority or any other regulatory body, in which case the relevant party shall use all reasonable efforts to timely consult the other party in advance of any Disclosure and use its best efforts to avoid Disclosure. Notwithstanding the foregoing and any other provision herein, the Bank and the Applicant (and each employee, representative or other agent of the Bank and the Applicant) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure, if any, of the transactions contemplated by this Agreement, other than information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

13.10 Mitigation; Limitation of Liability. The Applicant agrees to take reasonable action to avoid or reduce the amount of any damages which may be claimed against the Bank. For example, (a) in the case of wrongful honor, the Applicant agrees to enforce its rights arising out of the underlying transaction (except to the extent that enforcement is impractical due to the insolvency of the beneficiary or other Person from whom the Applicant might otherwise recover), and (b) in the case of wrongful dishonor, the Applicant agrees to act specifically and timely to authorize the Bank to effect a cure and give written assurances to the beneficiary that a cure is being arranged. The Applicant's aggregate remedies against the Bank for honoring a presentation or retaining honored documents in breach of the Bank's obligations to the Applicant (whether arising under this Agreement, applicable letter of credit practice or law, or any other agreement or law) are limited to the aggregate amount paid by the Applicant to the Bank with respect to the honored presentation.

13.11 Subrogation. The Bank shall be subrogated (for purposes of defending against the Applicant's claims and proceeding against others to the extent of any liability of the Bank to the Applicant) to the Applicant's rights against any Person who may be liable to the Applicant on any underlying transaction, to the rights of any holder in due course or Person with similar status against the Applicant and to the rights of the beneficiary of any Letter of Credit or its assignee or any Person with similar status against the Applicant.

13.12 Termination; Reduction. This Agreement shall terminate when all the Credits shall have expired or been terminated and all outstanding Liabilities shall have been paid in full. If the Bank receives evidence satisfactory to it that the aggregate amount of all outstanding Guarantees is permanently reduced with the consent of SVG and all affected beneficiaries of Third Party Guarantees, the Bank shall promptly reduce the maximum amount available to be drawn under the Letter of Credit by an amount equal to the amount of such permanent reduction. If the Bank receives evidence satisfactory to it that all outstanding Guarantees have been terminated with the consent of SVG and all beneficiaries of Third Party Guarantees, the Bank shall promptly terminate the Letter of Credit.

13.13 Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY REQUEST, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF NEW YORK COUNTY, NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE BANK'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE APPLICANT HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF NEW YORK COUNTY, NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION. THE APPLICANT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH BENEATH ITS SIGNATURE HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE BANK AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE APPLICANT AND THE BANK EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.14 Waiver of Jury Trial. EACH OF THE APPLICANT AND, BY ISSUING ANY CREDIT, THE BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY REQUEST, INSTRUMENT, DOCUMENT, AMENDMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                   WYETH                            ABN AMRO BANK N.V.
---------------------------------------  ---------------------------------------
            [Name of Applicant]                       [Name of Bank]

By: /s/ Jack M. O'Connor                 /s/ Eric Oppenheimer
---------------------------------------  ---------------------------------------
Title: Vice President and Treasurer      By:  Eric Oppenheimer
                                         Title: Vice President
By:   /s/ Jack M. O'Connor
      ---------------------------------
Title:                                   /s/  Todd J. Miller
      ---------------------------------  ---------------------------------------
Address: Wyeth                           By: Todd J. Miller
         Five Giralda Farms              Title: Assistant Vice President
         Madison, New Jersey 07940
Attention: Vice President and Treasurer
                                         Address: 55 East 52nd Street, 7th Floor
                                                  New York, New York 10055

                                         Attention:Joel Krikston (VP Healthcare)
                                         Facsimile:212-409-1641

This Agreement has been re-executed by the Applicant and the Bank on the 16th day of January, 2004 for the purpose of the recreation by the Applicant of the charge under Section 5.1 hereof in consideration of the payment by the Bank to the Applicant of the sum of one dollar (the receipt and sufficiency of which is hereby acknowledged by the Applicant).



        WYETH                                  ABN AMRO BANK N.V.
-------------------------------       ---------------------------------------
 [Name of Applicant]                             [Name of Bank]

By:                                     By:/s/ Eric Oppenheimer
    --------------------------          --------------------------

Title: Vice President and Treasurer     Name: Eric Oppenheimer
                                        Title: Vice President

                                        By:/s/  Todd J. Miller
                                        --------------------------
                                        Name: Todd J. Miller
                                        Title: Assistant Vice President

                                                                        ANNEX 1

                              PERMITTED INVESTMENTS

Overall Guidelines (unless otherwise specified):
------------------------------------------------

     o Ratings: Minimum ratings as shown below by any two of the NRSROs (nationally recognized statistical rating organizations); at least one of the two ratings must be from either Standard & Poor's or Moody's.

                     ------------------------------------------------
                                      Standard &    Moody's   Fitch
                                        Poor's
                     ------------------------------------------------
                     Short-Term          A-1          P-1      F-1
                     ------------------------------------------------
                     Long-Term *          A-           A3      A-
                     ------------------------------------------------

          * Commercial Paper investments are permitted if issuer has no long-term ratings, provided short-term ratings for S&P and/or Fitch are A-1+/F-1+ (Moody's highest rating is already shown in chart above)[See "Allowable Investments-Commercial Paper"].

         Note regarding allowable investments within Money Market Funds ("MMFs"): MMF investments are permitted in funds which hold only First Tier Securities, as defined under SEC Rule 2a-7 of the Investment Company Act of 1940. First Tier Securities refer to securities that are rated in the highest rating category for short-term debt obligations, by any two NRSROs. There are currently three NRSROs, including Standard & Poor's Corp., Moody's Investors Service, Inc., and Fitch Investors Services, Inc. It should also be noted that the definition also allows securities that are rated in the highest category by one NRSRO; securities that are unrated but are of comparable quality to a security rated in the highest category, as determined by the fund's board of directors, and; government securities (issued or guaranteed by the U.S. or its instrumentalities).

     o   Maturity: Maximum maturity of portfolio investments - up to one year.
     o Country exposure1 is limited to those countries with risk rankings of 1-20 as published on a semi-annual basis (March and September) by Euromoney2.
     o Currency - investments can be denominated in dollars or foreign currency provided it does not create any foreign exchange exposure with a notional value in excess of $5 million (i.e. currency is hedged).

Allowable Investments:
----------------------

     (1) U. S. Treasury Direct Obligations - no limit. U. S. Government Agency/Government-Sponsored Enterprise (GSE) Obligations - no limit.

     (2) Certificates of Deposit, Time Deposits, Bankers Acceptances, and Bank Notes
          o    Domestic, Eurodollar and Yankee.
          o Issued by commercial banks/bank holding companies or their guaranteed affiliates with assets of $10 billion or more on a consolidated basis.

     (3)  Commercial Paper
          o Issued by financial institutions and corporations (including their financing divisions), domestic and foreign.
          o If issuer has no long-term rating, the short-term ratings must be A-1+/P-1/F-1 by any two NRSROs (at least one of the two ratings must be from either Standard & Poor's or Moody's) and the maximum investment is $50 MM. o No asset-backed or Letter of Credit - enhanced paper.

     (4)  Repurchase Agreements (including Tri-Party Repurchase Agreements)
          o Restricted to dealing with the primary U. S. Government Securities dealers or their affiliates, as accessed through Bloomberg (sample listing is attached for reference as Attachment
               2), or commercial banks/bank holding companies or their guaranteed affiliates with assets of $10 billion or more on a consolidated basis.
          o Overnight and term Repurchase Agreements collateralized by U. S. Treasury direct obligations, regardless of the maturity of the underlying collateral - no limit on investment amount.
          o Overnight and term Repurchase Agreements collateralized by U. S. Government Agency/GSE obligations, regardless of the maturity of the underlying collateral - no limit on investment amount.
          o Overnight and term Repurchase Agreements collateralized by Commercial Paper, Certificates of Deposit, Time Deposits, Bankers Acceptances, and Bank Notes: maximum maturity of the underlying collateral - one year; investment limit must meet the criteria set forth in (2) and (3) above.

     (5)  Money Market Funds
          o Funds must be regulated by Rule 2a-7 of the Investment Company Act of 1940. In accordance with Rule 2a-7, the fund will maintain a dollar-weighted average portfolio maturity of 90 days or less, purchasing only securities with remaining maturities of 397 days (13 months) or less.
          o Funds must invest only in First Tier Securities as defined above [See "Overall Guidelines"].
          o As set forth in Rule 2a-7, funds may invest in asset-backed securities.
          o    Funds must have at least $1 billion in assets.

     (6)  Tax Advantaged Products
          o    Tax exempt notes and commercial paper
               - Rating of both A-1+ (S&P) and MIG-1 (Moody's Investment Grade - I).


--------
     1 Country exposure defined as to the national origin of the financial institution and not the location of its branch of operations.
     2 Each March and September, Euromoney magazine publishes the results of a country risk assessment using nine categories that fall into three broad areas: analytical indicators, credit indicators, and market indicators. The nine categories include: economic data, political risk, debt indicators, debt in default or rescheduled, credit ratings, access to bank finance, access to short-term finance, access to capital markets, and discount on forfaiting.

                                                                      EXHIBIT A

                         [Form of Initial SVG Guarantee]
                         -------------------------------

ATTACHMENT GUARANTEE NO. GAR/#( excluding Third Party Guarantee(s))
-------------------------------------------------------------------

The undersigned,

ABN AMRO Bank N.V., established at Amsterdam, the Netherlands, also having an office at ......................., hereinafter called the "Bank",

WHEREAS:

A.   Schuurmans & Van Ginneken B.V., established at Weesp (hereinafter:
     "Beneficiary") alleges to have a claim against AHP Manufacturing B.V., trading under the name of "Wyeth Medica Ireland", established at Hoofddorp, the Netherlands, (hereinafter: "Debtor"), as specified in the statement of claim, dated 17 June 2003 which the Beneficiary has filed in the legal proceedings between the Debtor and theBeneficiary before the High Court in Dublin, Ireland with No. 12082 P, which is currently calculated at EUR 135,000,000.00 (in writing: one hundred and thirty-five million euros) (hereinafter called "the Claim");

B. in relation to the Claim, the Beneficiary has started proceedings against the Debtor before the High Court in Dublin, Ireland with No. 12082 P, which proceedings together with the following proceedings in appeal are defined as: the "Proceedings";

C. the Beneficiary has levied prejudgement attachments in the District Courts of Haarlem and Amsterdam in the Netherlands on the Debtor in respect of the Claim;

D. the Debtor has requested the Bank to issue a bank guarantee for the benefit of the Beneficiary for the purpose of the lifting of such attachments and to prevent any further conservatory attachments in respect of the Claim;

STATES THE FOLLOWING:

1. The Bank hereby confirms that it will irrevocably be a guarantor vis-a-vis the Beneficiary for the payment of all that becomes due to the Beneficiary by the Debtor in respect of the Claim as demonstrated in the pieces of documentary evidence specified under 2., or in the preamble of 3. or in paragraphs a. and b., subject to the provisions set out below, nevertheless such payment shall not exceed the Maximum Amount as defined in article 4. hereof.

2. At the Beneficiary's first written demand and upon the simultaneous surrendering of copy of a decision of an Irish court rendered in the Proceedings, accompanied by a statement of a solicitor registered to practice in Ireland, to the effect that the decision is final and not or no longer open to appeal, the Bank undertakes to pay to the Beneficiary the sum which the Beneficiary declares in writing to be due and payable by the Debtor in respect of the Claim, it being understood that the Bank shall neither be bound to pay more than the sum which the Beneficiary can claim from the Debtor as shown by the above-mentioned documentary evidence, nor be bound to pay more than the Maximum Amount as defined in article 4.

3. If the Debtor is declared bankrupt the Bank, after the expiry of a period of four (4) months after the day on which the Beneficiary has informed the Bank by registered mail that the Debtor has been declared bankrupt accompanied by written confirmation of the receiver that the Debtor has been declared bankrupt, shall pay the Beneficiary the sum (not exceeding the Maximum Amount as defined in article 4) which the Beneficiary declares in writing to be due and payable by the Debtor in respect of the Claim unless:

     a)the Bank served a writ of summons on the Beneficiary within the aforementioned four (4) months period with a view to causing the validity and the amount of the claim to be determined in legal proceedings and to cause the Beneficiary to be barred from invoking this guarantee, in which case the Bank will effect payment (not exceeding the Maximum Amount as defined in article 4) to the Beneficiary against surrender of a copy of a decision of a Dutch court, which is not or no longer subject to appeal or cassation , rendered in proceedings between the Beneficiary and the Bank; or

     b)the receiver in the bankruptcy served a writ on the Beneficiary, within the aforementioned four (4) months period, to appear in court with a view to causing the validity and amount of the Claim to be determined in legal proceedings in the Dutch court and to bar the Beneficiary from invoking this guarantee, and the receiver notified the Bank of this by registered mail within the aforementioned period, in which case the Bank will effect payment to the Beneficiary against surrender of a copy of a decision of a Dutch court rendered in proceedings between the Beneficiary and the receiver, accompanied by a statement of a solicitor registered to practise in the Netherlands to the effect that no notice of appeal, cassation or opposition was received within the legal term laid down for this, and that to his knowledge no notice of appeal or cassation was given against the aforementioned decision within this term, or that no objection to a default judgement was made within 6 (six) weeks after service of the judgement to the Bank, it being understood that the Bank (in the cases described under a and b) shall not be bound to pay more than the sum which the Beneficiary can claim from the Debtor as shown by any of the aforementioned pieces of documentary evidence, nor be bound to pay more than the Maximum Amount as defined in article 4.

The provisions laid down in this article 3 shall not prejudice the Beneficiary's rights to demand payment pursuant to article 2, however: if the Beneficiary demands payment according to the terms and provisions laid down in article 2, the Beneficiary, in doing so, waives the right to demand payment according to the terms and provisions as laid down in article 3, and vice versa.

4. This guarantee covers a maximum amount of EUR 135,000,000,= (in words: one hundred and thirty-five million euros), defined as the "Maximum Amount".

If, in the event of a written demand for payment in respect of this guarantee, the Beneficiary explicitly states that such demand concerns a partial payment, the guarantee will continue to remain in force for the balance.

5. This guarantee shall expire

     a)upon payment by the Bank of the Maximum Amount or the amount awarded to the Beneficiary as specified in the pieces of documentary evidence specified under 2., or in the preamble of 3., or in paragraphs a. and
       b. of 3.; or

     b)upon the receipt by the Bank of a legal opinion of a solicitor registered to practise in Ireland stating that either one of the following events occurred: 1)The Proceedings have been finally withdrawn by the Beneficiary, or 2)The Proceedings have lead to a final and irrevocable judgement that
         i) the High or Supreme court does not have jurisdiction to hear this action, or
         ii)the Beneficiary has no claim on the Debtor, or
         iii)the claim of the Beneficiary against the Debtor has been dismissed, or
         iv)The Proceedings have been cancelled for want of prosecution; or
     c)on December 10, 2013, unless one month before that date, the Bank has received a written statement from a solicitor, registered to practice in Ireland and acting on behalf of the Beneficiary, to the effect that the Proceedings are still pending, or that, pursuant to article 3, proceedings between the Beneficiary and the Bank or the receiver are pending, in which case this guarantee will expire on December 10, 2018.

Upon expiry of this guarantee, the Beneficiary will no longer be entitled to lodge any claim in respect of this guarantee.

7. Any claim under this guarantee has to be served exclusively to notaris Mr.
   C. Boodt or his successor................(address) quoting................
   as a reference..............

8. This guarantee shall be governed exclusively by Dutch law. Any disputes between the Bank and the Beneficiary concerning this guarantee, as well as the proceedings as meant in article 3., paragraph a., shall in the first instance be submitted exclusively to the competent Court at Amsterdam.

Thus made and signed in ...........................on #
ABN AMRO Bank N.V.

                                                                      EXHIBIT B

                       [Form of Subsequent SVG Guarantee]
                       ----------------------------------

       ATTACHMENT GUARANTEE NO. GAR/#( including Third Party Guarantee(s))
       -------------------------------------------------------------------

The undersigned,

ABN AMRO Bank N.V., established at Amsterdam, the Netherlands, also having an office at ......................., hereinafter called the "Bank",

WHEREAS:

A.   Schuurmans & Van Ginneken B.V., established at Weesp (hereinafter:
     "Beneficiary"), alleges to have a claim against AHP Manufacturing B.V., trading under the name of "Wyeth Medica Ireland", established at Hoofddorp, the Netherlands, (hereinafter: "Debtor"), as specified in the statement of claim, dated 17 June 2003 which the Beneficiary has filed in the legal proceedings between the Debtor and the Beneficiary before the High Court in Dublin, Ireland with No. 12082 P, which is currently calculated at EUR 135,000,000.00 (in writing: one hundred and thirty-five million euros) (hereinafter called "the Claim");

B. in relation to the Claim, the Beneficiary has started proceedings against the Debtor before the High Court in Dublin, Ireland with No. 12082 P, which proceedings together with the following proceedings in appeal are defined as: the "Proceedings";

C. the Beneficiary has levied prejudgement attachments in the District Courts of Haarlem and Amsterdam in the Netherlands on the Debtor in respect of the Claim;

D. the Debtor has requested the Bank to issue a bank guarantee for the benefit of the Beneficiary for the purpose of the lifting of such attachments and to prevent any further conservatory attachments in respect of the Claim;

E. the Claim also includes damages of third parties for which the Beneficiary is held liable by these third parties and for which the Beneficiary seeks recourse against the Debtor;

F. besides, (some of these) third parties (jointly or separately) seek recourse against the Debtor directly and will start or have started legal proceedings against the Debtor in order to seek to recover their alleged losses directly from the Debtor;

G. at the joint request of the Debtor and the Beneficiary, the Bank has issued in relation thereto the following separate bank guarantee(s):
     no. GAR/........in favour of........to the maximum amount of EUR .........
     no. GAR/........in favour of........to the maximum amount of EUR .........
     no. GAR/........in favour of........to the maximum amount of EUR .........
     etc...
which beneficiaries (both jointly and separately) are defined as "Third Parties" and which guarantees (both jointly and separately) are defined as "Third Party Guarantees";

H. each time the Bank issues a Third Party Guarantee, this guarantee shall be replaced by a guarantee which is identical to this guarantee apart from the fact that it will specify i)the name of each of the Third Parties to whom a Third Party Guarantee is issued and ii) the maximum amount of the Third Party Guarantees.

I. the Debtor wishes the Beneficiary to refrain from claiming under this guarantee in respect of the alleged claims of the Third Parties as long as and to the extent that the Maximum Amount of this guarantee has been decreased in accordance with article 4 below.

STATES THE FOLLOWING:

1. The Bank hereby confirms that it will irrevocably be a guarantor vis-a-vis the Beneficiary for the payment of all that becomes due to the Beneficiary by the Debtor in respect of the Claim as demonstrated in the pieces of documentary evidence specified under 2., or in the preamble of 3. or in paragraphs a. and b., subject to the provisions set out below, nevertheless such payment shall not exceed the Maximum Amount as defined in article 4. hereof

2. At the Beneficiary's first written demand and upon the simultaneous surrendering of a copy of a decision of an Irish court rendered in the Proceedings , accompanied by a statement of a solicitor registered to practice in Ireland, to the effect that the decision is final and not or no longer open to appeal, the Bank undertakes to pay to the Beneficiary the sum which the Beneficiary declares in writing to be due and payable by the Debtor in respect of the Claim, it being understood that the Bank shall neither be bound to pay more than the sum which the Beneficiary can claim from the Debtor as shown by the above-mentioned documentary evidence, nor be bound to pay more than the Maximum Amount as defined in article 4.

3. If the Debtor is declared bankrupt the Bank, after the expiry of a period of four (4) months after the day on which the Beneficiary has informed the Bank by registered mail that the Debtor has been declared bankrupt accompanied by written confirmation of the receiver that the Debtor has been declared bankrupt, shall pay the Beneficiary the sum (not exceeding the Maximum Amount as defined in article 4) which the Beneficiary declares in writing to be due and payable by the Debtor in respect of the Claim unless:

     a)the Bank served a writ of summons on the Beneficiary within the aforementioned four (4) months period with a view to causing the validity and the amount of the claim to be determined in legal proceedings and to cause the Beneficiary to be barred from invoking this guarantee, in which case the Bank will effect payment (not exceeding the Maximum Amount as defined in article 4) to the Beneficiary against surrender of a copy of a decision of a Dutch court, which is not or no longer subject to appeal or cassation , rendered in proceedings between the Beneficiary and the Bank; or
     b)the receiver in the bankruptcy served a writ on the Beneficiary, within the aforementioned four (4) months period, to appear in court with a view to causing the validity and amount of the Claim to be determined in legal proceedings in the Dutch court and to bar the Beneficiary from invoking this guarantee, and the receiver notified the Bank of this by registered mail within the aforementioned period, in which case the Bank will effect payment to the Beneficiary against surrender of a copy of a decision of a Dutch court rendered in proceedings between the Beneficiary and the receiver, accompanied by a statement of a solicitor registered to practise in the Netherlands to the effect that no notice of appeal, cassation or opposition was received within the legal term laid down for this, and that to his knowledge no notice of appeal or cassation was given against the aforementioned decision within this term, or that no objection to a default judgement was made within 6 (six) weeks after service of the judgement to the Bank, it being understood that the Bank (in the cases described under a and b) shall not be bound to pay more than the sum which the Beneficiary can claim from the Debtor as shown by any of the aforementioned pieces of documentary evidence, nor be bound to pay more than the Maximum Amount as defined in article 4.

     The provisions laid down in this article 3 shall not prejudice the Beneficiary's rights to demand payment pursuant to article 2, however: if the Beneficiary demands payment according to the terms and provisions laid down in article 2, the Beneficiary, in doing so, waives the right to demand payment according to the terms and provisions as laid down in article 3, and vice versa.

4. The amount covered by this guarantee, pursuant to this provision defined as the "Maximum Amount", will be decreased by the total sum of the maximum amounts of the Third Party Guarantees as long as the Third Parties have, in the reasonable opinion of the Bank, which shall be binding, the right to claim under the Third Party Guarantees and will in no circumstances exceed the amount of EUR 135,000,000 (in words: one hundred and thirty five million Euros).
     In the event and as far as (one or more of) the Third Parties explicitly, irrevocably and unconditionally waive their rights in writing under (one or more of) the Third Party Guarantees by issuing a written statement to that effect to the Bank, the Maximum Amount will be raised accordingly, however, in no circumstances will the Maximum Amount exceed the amount of EUR 135,000,000 (in words: one hundred and thirty five million euros). Notwithstanding the aforesaid, the total amount of EUR 135,000,000.= will be decreased definitely by (all) the sum(s) that will be paid by the Bank under this guarantee and under (one or more of ) the Third Party Guarantees

If, in the event of a written demand for payment in respect of this guarantee, the Beneficiary explicitly states that such demand concerns a partial payment, the guarantee will continue to remain in force for the balance.

5. This guarantee shall expire
     a)upon payment by the Bank of the amount awarded to the Beneficiary as specified in the pieces of documentary evidence specified under 2., or in the preamble of 3., or in paragraphs a. and b. of 3.;or
     b)upon the receipt by the Bank of a legal opinion of a solicitor registered to practise in Ireland stating that either one of the following events occurred: 1)the Proceedings have been finally withdrawn by the Beneficiary, or 2)the Proceedings have lead to a final and irrevocable judgement that
       i) the High or Supreme Court does not have jurisdiction to hear this action,
       ii) the Beneficiary has no claim on the Debtor,
       iii)the claim of the Beneficiary against the Debtor has been dismissed, or
       iv) the Proceedings have been cancelled for want of prosecution; or
     c)on December 10, 2013, unless one month before that date, the Bank has received a written statement from a solicitor, registered to practice in Ireland and acting on behalf of the Beneficiary, to the effect that the Proceedings are still pending, or that, pursuant to article 3, proceedings between the Beneficiary and the Bank or the receiver are pending, in which case this guarantee will expire on December 10, 2018.

     Upon expiry of this guarantee, the Beneficiary will no longer be entitled to lodge any claim in respect of this guarantee.

7. Any claim under this guarantee has to be served exclusively to notaris Mr.
   C. Boodt or his successor................(address) quoting................
   as a reference..............

8. This guarantee shall be governed exclusively by Dutch law. Any disputes between the Bank and the Beneficiary concerning this guarantee, as well as the proceedings as meant in article 3., paragraph a., shall in the first instance be submitted exclusively to the competent Court at Amsterdam.


Thus made and signed in ...........................on #

ABN AMRO Bank N.V.

                                                                      EXHIBIT C

                         [Form of Third Party Guarantee]
                         -------------------------------

THIRD PARTY GUARANTEE NO. GAR/#
-------------------------------

The undersigned,

ABN AMRO Bank N.V., established at Amsterdam, the Netherlands, also having an office at Rotterdam, Coolsingel 119, hereinafter called the "Bank",

WHEREAS:

A. #, established at #, hereinafter called the "Beneficiary", alleges to have a claim against #, hereinafter called the "Debtor", on account of #, currently calculated at #, hereinafter called: the "Claim";

B. The Beneficiary has caused or intends to cause (a) conservatory attachment(s) to be made against the Debtor in respect of the Claim;

C. The Debtor has requested the Bank to issue a bank guarantee for the benefit of the Beneficiary for the purpose of the withdrawal or prevention of such attachment(s) and to prevent any further conservatory attachment in respect of the Claim;

STATES THE FOLLOWING:

1. The Bank hereby confirms that it will irrevocably be a guarantor vis-a-vis the Beneficiary for the payment of all that will be due to the Beneficiary by the Debtor in respect of the Claim as shown by the pieces of documentary evidence specified in 2., paragraphs a. to c. inclusive, or in the preamble of 3. or in paragraphs a. and b., subject to the provisions set out below.

2. At the Beneficiary's first written demand and on the simultaneous production of:

     a.a copy of a decision of a Dutch court rendered in proceedings between the Beneficiary and the Debtor, accompanied by a statement of a solicitor, registered to practice in the Netherlands, to the effect that no notice of appeal, cassation or opposition was received within the legal term laid down for this and that, to his knowledge, no notice of appeal or cassation was given against the decision within this term, or that objection to a default judgment was made within six weeks after service of the judgment to the Bank; or
     b.an original copy of an arbitration award rendered in proceedings between the Beneficiary and the Debtor in connection with the Claim; or c.a copy, certified by the parties, of a deed containing an amicable settlement between the Beneficiary and the Debtor in respect of the Claim,

     the Bank undertakes to pay to the Beneficiary the sum which the Beneficiary declares in writing to be due and payable by the Debtor in respect of the Claim, it being understood that the Bank shall not be bound to pay more than the sum which the Beneficiary can claim from the Debtor, as shown by one or more of the above-mentioned pieces of documentary evidence.

PAGE 2 ATTACHMENT GUARANTEE NO. GAR/#

3. If the Debtor is declared bankrupt or if the Debtor falls under the scope of a statutory debt rescheduling regulation, the Bank, after the expiry of a period of four (4) months after the day on which the Beneficiary informed the Bank by registered mail that the Debtor has been declared bankrupt or falls under the scope of a statutory debt rescheduling regulation, accompanied by written confirmation of the receiver or the administrator that the Debtor has been declared bankrupt or that he falls under the scope of a statutory debt rescheduling regulation, shall pay the Beneficiary the sum which the Beneficiary declares in writing to be due and payable by the Debtor in respect of the Claim unless:

     a.the Bank served a writ of summons on the Beneficiary within the aforementioned four (4) months period with a view to causing the validity and the amount of the claim to be determined in legal proceedings and to cause the Beneficiary to be barred from invoking this guarantee, in which case the Bank will effect payment to the Beneficiary against surrender of a copy of a decision of a Dutch court, which is not or no longer subject to appeal, rendered in proceedings between the Beneficiary and the Bank; or
     b.the receiver in the bankruptcy or the administrator served a writ on the Beneficiary within the aforementioned four (4) months period to appear in court with a view to causing the validity and amount of the Claim to be determined or to bar the Beneficiary from invoking this guarantee and the receiver or the administrator notified the Bank of this by registered mail within the aforementioned period, in which case the Bank will effect payment to the Beneficiary against surrender of a copy of a decision of a Dutch court, which is not or no longer subject to appeal, rendered in proceedings between the Beneficiary and the receiver or the administrator, and furthermore against surrender of a statement in accordance with article 2., paragraph a., or a deed as referred to in article 2., paragraph c., it being understood that the Bank shall not be bound to pay more than the sum which the Beneficiary can claim from the Debtor as shown by any of the aforementioned pieces of documentary evidence.

     The provisions laid down in this article do not prejudice the Beneficiary's rights to demand payment pursuant to article 2.

4.   This guarantee covers a maximum sum of # (in words: #).

     If the Beneficiary, in the event of a written demand for payment in respect of this guarantee, states that such demand concerns a partial payment, the guarantee will continue to remain in force for the balance.

PAGE 3 ATTACHMENT GUARANTEE NO. GAR/#

5. This guarantee expires on December 10, 2013, unless one month before that date, the Bank has received a written statement from a solicitor, registered to practice in the Netherlands and acting on behalf of the Beneficiary, to the effect that proceedings between the Beneficiary and the Debtor concerning the Claim are still pending or that, pursuant to article 3., proceedings between the Beneficiary and the receiver or the Bank are still pending, in which case the guarantee will expire on December 10, 2018.

6. After expiry of this guarantee the Beneficiary will no longer be entitled to lodge any claim in respect of this guarantee and the Beneficiary will be obliged to return this guarantee to the Bank / release the Bank from its obligations.

7.   Any claim under this guarantee has to be served exclusively to notaris Mr.
     C. Boodt or his successor (address) quoting as a reference ....

8. This guarantee shall be governed exclusively by Dutch law. Any disputes between the Bank and the Beneficiary concerning this guarantee, as well as the proceedings as meant in article 3., paragraph a., shall in first instance be submitted exclusively to the competent Court in Amsterdam.


Thus made and signed in Rotterdam, on #

ABN AMRO Bank N.V.

                                                                      EXHIBIT D

                           [Form of Letter of Credit]
                           --------------------------


STANDBY LETTER OF CREDIT NUMBER:...........
..
AMOUNT:...............................
..
WE, ABN AMRO BANK N.V. CHICAGO BRANCH,
..
TAKING INTO CONSIDERATION,
..
A) THAT, AT OUR REQUEST, UNDER OUR FULL RESPONSIBILITY AND FOR OUR ACCOUNT AND RISK, YOU WILL ESTABLISH ONE GUARANTEE IN THE FORM OF EXHIBIT A ATTACHED HERETO
UNDER YOUR REFERENCE NUMBER GAR/............, FOR A TOTAL AMOUNT OF EUR
135,000,000.00 (IN WORDS: ONE HUNDRED AND THIRTY-FIVE MILLION EURO), IN FAVOUR OF SCHUURMANS EN VAN GINNEKEN B.V. (`SVG' OR `THE BENEFICIARY'), THE WORDING OF WHICH HAS ALREADY BEEN AGREED UPON BETWEEN THE BENEFICIARY, YOURSELVES, AND OUR CLIENT, WYETH (A DELAWARE CORPORATION, AND REFERRED TO HEREIN AS `WYETH') AND HAS BEEN RECEIVED AND AGREED UPON BY US,

B) THAT UPON RECEIPT OF INSTRUCTIONS FROM WYETH BY MEANS SPECIFIED IN ANNEX I ATTACHED HERETO-, YOU WILL ISSUE, UNDER OUR FULL RESPONSIBILITY AND FOR OUR ACCOUNT AND RISK, AND IN ACCORDANCE WITH THE PROCEDURES SPECIFIED IN ANNEX I ATTACHED HERETO, ONE OR MORE SEPARATE BANK GUARANTEES AS `THIRD PARTY GUARANTEE(S)', SUBSTANTIALLY IN THE FORM OF THE TEMPLATE REFERRED TO AS EXHIBIT C ATTACHED HERETO (WITH SUCH CHANGES FROM THAT FORM, OR IN SUCH DIFFERENT FORM AS YOU, WYETH, SVG, AND WE SHALL AGREE), PROVIDED, HOWEVER, THAT AT THE SAME TIME YOU RECEIVE FROM THE BENEFICIARY THE GUARANTEE IN THE FORM OF EXHIBIT A ATTACHED HERETO TO BE REPLACED BY A GUARANTEE IN THE FORM OF EXHIBIT B ATTACHED HERETO AS STIPULATED UNDER C HEREINAFTER. . C) THAT UPON RECEIPT OF INSTRUCTIONS FROM WYETH TO ISSUE SUCH A THIRD PARTY GUARANTEE, UNDER OUR FULL RESPONSIBILITY AND FOR OUR ACCOUNT AND RISK, AND CONCURRENTLY WITH YOUR ISSUANCE OF SUCH THIRD PARTY GUARANTEE IN ACCORDANCE WITH THE PROCEDURES SPECIFIED IN ANNEX I ATTACHED HERETO, YOU WILL REPLACE THE GUARANTEE IN THE FORM OF EXHIBIT A ATTACHED HERETO BY A GUARANTEE IN THE FORM OF EXHIBIT B ATTACHED HERETO. A GUARANTEE THAT IS IN THE FORM OF EITHER EXHIBIT A ATTACHED HERETO OR EXHIBIT B ATTACHED HERETO IS REFERRED TO HEREIN AS A `SVG GUARANTEE.' EACH TIME WYETH SUBSEQUENTLY INSTRUCTS YOU TO ISSUE A THIRD PARTY GUARANTEE, THE REPLACEMENT SVG GUARANTEE WILL BE IDENTICAL TO THE REPLACED SVG GUARANTEE APART FROM THE FACT THAT IT WILL
SPECIFY:
..
I)THE NAME OF EACH OF THE THIRD PARTIES IN WHOSE FAVOUR A THIRD PARTY
GUARANTEE IS ISSUED

AND

II) THE MAXIMUM AMOUNT OF THE THIRD PARTY GUARANTEES,

D) THAT THE MAXIMUM AMOUNT OF THE SVG GUARANTEE IN THE FORM OF EXHIBIT A ATTACHED HERETO AND ALL SUBSEQUENT SVG GUARANTEES IN THE FORM OF EXHIBIT B ATTACHED HERETO WILL BE DECREASED BY THE TOTAL MAXIMUM AMOUNT(S) OF THE THIRD PARTY GUARANTEE(S), AND WILL BE INCREASED UNDER THE CIRCUMSTANCES AS MENTIONED IN ARTICLE 4 OF THE SVG GUARANTEE, IT BEING UNDERSTOOD, HOWEVER, THAT THE MAXIMUM AMOUNT OF THIS STANDBY LETTER OF CREDIT WILL REMAIN UNALTERED,
..
E) THAT YOU ARE ONLY PREPARED TO ISSUE THE SVG GUARANTEES AND ANY SUBSEQUENT THIRD PARTY GUARANTEE(S), IF YOU ARE COVERED FOR ALL YOUR LIABILITIES ON THE STRENGTH OF THESE GUARANTEES,
..
DECLARE AS FOLLOWS:
..
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT
NO. ........................
IN YOUR FAVOUR FOR ACCOUNT OF: ..................................
..

IN THE AMOUNT OF EUR 135,000,000.00, (IN WORDS: ONE HUNDRED AND THIRTY-FIVE MILLION EURO), EXPIRING ON DECEMBER 31, 2018, AVAILABLE AT OUR COUNTERS WITH
............. AGAINST YOUR AUTHENTICATED SWIFT STATING THE AMOUNT CLAIMED AND
CERTIFYING EITHER:
..
QUOTE

WE HAVE BEEN DRAWN UPON FOR SAME AMOUNT UNDER AND IN COMPLIANCE WITH THE (THIRD PARTY) GUARANTEE ISSUED BY US WITH THE SUPPORT OF AND IN ACCORDANCE WITH YOUR
STANDBY LC NO. ..........
UNQUOTE

OR

QUOTE

WE HAVE BEEN DRAWN UPON FOR SAME AMOUNT UNDER AND IN COMPLIANCE WITH THE SVG GUARANTEE ISSUED BY US WITH THE SUPPORT OF AND IN ACCORDANCE WITH YOUR STANDBY
LC NO. ........
UNQUOTE
..
WE UNDERTAKE THAT CLAIMS RECEIVED UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF RECEIVED BY US ON OR BEFORE THE EXPIRATION DATE.
..
WE FURTHER UNDERTAKE TO HOLD YOU HARMLESS AND INDEMNIFIED FROM ANY ADVERSE CONSEQUENCES WHATSOEVER, RESULTING FROM YOUR ACCEPTANCE OF THE INSTRUCTIONS FROM WYETH IN ACCORDANCE WITH ANNEX I ATTACHED HERETO, IN WHATEVER WAY THEY MAY HAVE BEEN ISSUED, SPECIFICALLY, BUT NOT LIMITED TO CONSEQUENCES RELATING TO CREDIT DOCUMENTATION AND THE VALIDITY OF THE SIGNATURES ON THE INSTRUCTIONS.
..
THE MAXIMUM AMOUNT OF THIS STANDBY LETTER OF CREDIT WILL BE DECREASED BY ANY PAYMENTS MADE UNDER IT, AND WILL REMAIN IN FORCE FOR THE BALANCE.
..
THIS STANDBY LETTER OF CREDIT IS SUBJECT TO ICC UCP FOR DOCUMENTARY CREDITS, ICC PUBLICATION NO. 500.
..
THIS IS THE OPERATIVE CREDIT INSTRUMENT.
NO CONFIRMATION WILL FOLLOW.

                                                    ANNEX I TO LETTER OF CREDIT

                 PROCEDURE OF ISSUANCE OF THIRD PARTY GUARANTEES
                 -----------------------------------------------

SUBJECT TO RECEIPT BY THE BANK AT ITS OFFICE IN ROTTERDAM, THE NETHERLANDS, NOT LATER THAN THREE BUSINESS DAYS PRIOR TO THE DATE OF A PROPOSED ISSUANCE OF ANY THIRD PARTY GUARANTEE (OR SUCH LATER DATE AS THE BANK SHALL AGREE), OF A REQUEST FOR THE ISSUANCE OF SUCH THIRD PARTY GUARANTEE AND SUBJECT TO RECEIPT (AT THE TIME SUCH THIRD PARTY GUARANTEE IS TO BE ISSUED) BY THE BANK AT ITS OFFICE IN ROTTERDAM, THE NETHERLANDS, OF THE ORIGINAL OF THE THEN OUTSTANDING SVG GUARANTEE FOR REPLACEMENT, THE BANK SHALL (I) DELIVER TO THE PERSON INDICATED IN THE REQUEST THE NEW THIRD PARTY GUARANTEE AND (II) REPLACE THE THEN OUTSTANDING SVG GUARANTEE WITH A NEW SVG GUARANTEE IN THE FORM OF EXHIBIT B HERETO, WHICH SHALL SPECIFY THE NAME OF EACH THIRD PARTY TO WHOM THIRD PARTY GUARANTEES HAVE THERETOFORE BEEN ISSUED AND THE MAXIMUM AMOUNT COVERED BY EACH SUCH THIRD PARTY GUARANTEE. A REQUEST MAY BE SENT BY FACSIMILE, BY UNITED STATES MAIL, BY OVERNIGHT COURIER, BY PERSONAL DELIVERY OR BY ANY OTHER MEANS ACCEPTABLE TO THE BANK. IF A THIRD PARTY GUARANTEE IS TO HAVE CHANGES FROM, OR IS TO BE IN A DIFFERENT FORM FROM, EXHIBIT C ATTACHED HERETO, SUCH CHANGES OR OTHER FORM SHALL BE AGREED UPON BETWEEN WYETH, THE THIRD PARTY, SVG, AND BOTH BRANCHES OF THE BANK BEFORE THE REQUEST IS FURNISHED.

FOR PURPOSES OF THIS ANNEX, THE FOLLOWING TERMS HAVE THE FOLLOWING MEANINGS:

AUTHORIZED REPRESENTATIVE MEANS EACH REPRESENTATIVE OF WYETH WHO IS AUTHORIZED TO EXECUTE A REQUEST ON BEHALF OF WYETH, AS EVIDENCED IN AN INCUMBENCY CERTIFICATE DELIVERED TO YOU BY US (AS THE SAME MAY BE MODIFIED OR SUPPLEMENTED FROM TIME TO TIME BY NOTICE TO YOU BY US).

BANK MEANS ABN AMRO BANK N.V.

REQUEST MEANS, AT ANY TIME, A REQUEST (WHICH SHALL BE IN WRITING, INCLUDING BY FACSIMILE) FOR A THIRD PARTY GUARANTEE TO BE ISSUED BY THE BANK, WHICH REQUEST SHALL CONSIST OF (I) A LETTER FROM WYETH (SIGNED BY AN AUTHORIZED REPRESENTATIVE OF WYETH), SPECIFYING (A) THE REQUESTED ISSUANCE DATE, (B) THE NAME AND CONTACT INFORMATION OF THE PERSON TO WHOM SUCH THIRD PARTY GUARANTEE IS TO BE DELIVERED AND (C) THE MANNER OF SUCH DELIVERY, AND (II) A JOINT LETTER FROM WYETH (SIGNED BY AN AUTHORIZED REPRESENTATIVE OF WYETH) AND SVG AUTHORIZING OR CONSENTING TO SUCH ISSUANCE AND SPECIFYING (A) THE NAME OF EACH THIRD PARTY IN FAVOR OF WHICH THE RESPECTIVE THIRD PARTY GUARANTEE IS REQUESTED TO BE ISSUED AND (B) THE MAXIMUM AMOUNT COVERED BY SUCH THIRD PARTY GUARANTEE.